Exhibit 10.19

AMENDMENT NO. 1 TO
THE TRANSITION AGREEMENT

THIS AMENDMENT NO. 1 TO THE TRANSITION AGREEMENT (the “Amendment”) is entered into as of February 23, 2024 by and between Flywire Corporation, a Delaware corporation (the “Company”), and Michael Ellis (the “Employee” or “you” and together with the Company, the “Parties”).

WHEREAS, the Company and the Employee are parties to that certain Transition Agreement, dated as of November 6, 2023 (the “Transition Agreement”); and

WHEREAS, pursuant to Section 22 of the Transition Agreement, the Company and the Employee desire to amend the Transition Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.
Definitions. All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Transition Agreement.
2.
Amendments to Transition Agreement. Section 6(a) of the Transition Agreement is hereby amended and restated in its entirety to read as follows:

“Options. On April 26, 2015, you were granted a stock option (the “First Option”) to purchase 516,873 shares of the Company’s common stock (the “Common Stock”) under the Company’s 2009 Equity Incentive Plan (the “2009 Plan”). On November 28, 2018, you were granted a stock option (the “Second Option”) to purchase 195,000 shares of Common Stock under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). On January 21, 2021, you were granted an additional stock option (the “Third Option” and collectively with the First Option and the Second Option, the “Options”) to purchase an additional 195,000 shares of Common Stock under the 2018 Plan. As of the Notification Date: (i) all of the shares subject to the First Option have vested, 101,729 of which remain exercisable, (ii) all of the shares subject to the Second Option have vested, 111,932 of which remain exercisable, and (iii) 134,062 of the shares subject to the Third Option have vested, of which 42,562 remain exercisable and 60,938 remain unvested. You have exercised and subsequently sold certain of the shares subject to the Options. You acknowledge and agree that as of the date hereof, you hold 240,901 shares of Common Stock (including any unvested RSUs (defined below)) and you hold an additional 27,805 shares of Common Stock (including any unvested RSUs) through the Michael Ellis 2021 Grantor Retained Annuity Trust No. 2. Pursuant to the applicable notice of stock option grants and stock option agreements (each, collectively, a “Stock Option Agreement”) between you and the Company, any vested shares subject to your Options shall remain exercisable at any time until the date three months after the Separation Date (and such shares to the extent unexercised will expire on such date). Any unvested shares subject to your Options will expire on the Separation Date for no consideration. The Stock Option Agreements and, if applicable, any agreements or notices pursuant to which you acquired or acquire any shares subject to your Options will remain in full force and effect, and you agree to remain bound by those agreements.”

3.
Confirmation of the Transition Agreement. Except as amended hereby, all of the terms of the Transition Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects, and all references to the Transition Agreement shall be deemed to refer to such Transition Agreement as amended hereby. This Amendment and the Transition Agreement, including all exhibits thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof.
4.
Amendments. This Amendment may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by the Employee and a duly authorized officer of the Company.
5.
Governing Law. This Amendment will be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (other than their choice-of-law provisions).
6.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to the Transition Agreement as of the date first above written above.

Flywire Corporation

By: /s/ Rob Orgel

Name: Rob Orgel

Title: President and Chief Operating Officer

Employee:

/s/ Michael Ellis

Name: Michael Ellis

Signature Page to Flywire Corporation

Amendment No. 1 to the Transition Agreement